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                                                                      Exhibit 12


                          [Form of Purchase Agreement]

          Fleming Mutual Fund Group, Inc. (the "Corporation"), a Maryland corporation, and J.P. Morgan Fund Distributors, Inc. ("JFD"), an indirect wholly-owned subsidiary of the BISYS Group, Inc., a Delaware corporation, hereby agree as follows:

          1. The Corporation hereby offers JFD and JFD hereby purchases one share of each of the (i) Class A, (ii) Class B and (iii) Class C shares of each of the Corporation's Mid Cap Value Fund and Small Cap Growth Fund (collectively, the "Shares") for $10 per Share. The Corporation hereby acknowledges receipt from JFD of funds in full payment for the foregoing Shares.

          2. JFD represents and warrants to the Corporation that the foregoing Shares are being acquired for investment purposes and not with a view to the distribution thereof.

          IN AGREEMENT WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Purchase Agreement as of April __, 2001.

                                          FLEMING MUTUAL FUND GROUP, INC.


                                          By:
                                             ---------------------------
                                               Name:
                                               Title:


                                          J.P. MORGAN FUND DISTRIBUTORS, INC.


                                          By:
                                             ---------------------------
                                               Name:
                                               Title: